
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from (a) the Unaudited Consolidated Financial Statements of Genzyme Corporation and its
Subsidiaries for the nine months ended September 30, 1998 and is qualified in its Entirety by reference to such (b) financial statements as included in the form 10-Q for Genzyme Corporation dated September 30, 1998.
</LEGEND>
<MULTIPLIER> 1,000
<CURRENCY> U.

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               SEP-30-1998
<EXCHANGE-RATE>                                      1
<CASH>                                          78,333
<SECURITIES>                                   135,810
<RECEIVABLES>                                  147,194
<ALLOWANCES>                                    18,605
<INVENTORY>                                    105,732
<CURRENT-ASSETS>                               519,531
<PP&E>                                         523,853
<DEPRECIATION>                                 140,534
<TOTAL-ASSETS>                               1,624,130
<CURRENT-LIABILITIES>                          147,648
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,042
<OTHER-SE>                                   1,076,471
<TOTAL-LIABILITY-AND-EQUITY>                 1,624,130
<SALES>                                        501,027
<TOTAL-REVENUES>                               508,819
<CGS>                                          166,470
<TOTAL-COSTS>                                  203,015
<OTHER-EXPENSES>                               232,855
<LOSS-PROVISION>                                 4,101
<INTEREST-EXPENSE>                              16,068
<INCOME-PRETAX>                                 60,982
<INCOME-TAX>                                    25,135
<INCOME-CONTINUING>                             35,847
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    35,847
<EPS-BASIC>                                       1.13<F1><F2>
<EPS-DILUTED>                                     1.09<F1><F2>

<F1>This financial data schedule has been restated to reflect the creation of
Genzyme Surgical Products on June 28, 1999. Genzyme Surgical Products was created from programs and products that had previously been included in the results of Genzyme General until the creation date of June 28, 1999.
All Genzyme General historical division net income (loss) allocated to Genzyme General Stock and net income (loss) per share of Genzyme General Stock have been restated to reflect the creation of this new division. Genzyme Surgical Products is now included as a separate tracking stock of Genzyme Corporation.
<F2>Genzyme Corporation reports earnings per share based on its four tracking stocks - Genzyme General Division common stock ("Genzyme General Stock"), Genzyme Molecular Oncology Division common stock ("Molecular Oncology Stock"), Genzyme Surgical Products Division common stock ("Surgical Products Stock"), and Genzyme Tissue Repair Division common stock ("Tissue Repair Stock"). The earnings per share data presented on this schedule reflects the earnings per share data for net income allocated to Genzyme General Stock. For the nine months ended September 30, 1998, division net income for Genzyme General was $96,626 and division net income allocated to Genzyme General Stock on basic and diluted basis was $1.13 and $1.09, respectively. Division net loss for Genzyme Molecular Oncology for the nine months ended September 30, 1998 was $(22,067) or $(5.62) per basic and diluted share of Molecular Oncology Stock. Division net loss for Genzyme Surgical Products for the nine months ended September 30, 1998 was $(40,523). For the nine months ended September 30, 1998, we do not report net loss per share of Surgical Products Stock because no shares were outstanding prior to June 28, 1999. Division net loss for Genzyme Tissue Repair for the nine months ended September 30, 1998 was $(31,213) or $(1.55) per basic diluted share of Tissue Repair Stock.

